Exhibit 2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 25, 2020, by and among AS&M SPV, LLC, a Delaware limited liability company (“Buyer”), PTE Holdings, Inc., a Texas corporation (“Seller”) and, solely with respect to Section 4, Atlas Technical Consultants, Inc., a Delaware corporation (“Atlas Parent”).

RECITALS

WHEREAS, Seller desires to sell to Buyer certain shares of Atlas Parent’s Class B Common Stock, par value $0.0001 per share (“Atlas Class B Stock”), and common units representing limited liability company interests (“Atlas Holdings Units”) in Atlas TC Holdings LLC, a Delaware limited liability company (“Atlas Holdings”);

WHEREAS, following the Closing (as defined below), Buyer shall own all of the Purchased Securities (as defined below); and

WHEREAS, in connection with the transactions contemplated by this Agreement, the Seller has entered in that certain Letter Agreement, dated as of the date hereof (the “Side Letter Amendment”), with AS&M Holdings LP, a Delaware limited partnership (“Holdings LP”), and the other parties thereto, in order to waive and modify certain terms of that certain Letter Agreement, dated as of November 12, 2019, by and among Seller, Holdings LP and the other parties thereto, as amended by that certain Letter Agreement, dated as of February 12, 2020.

NOW, THEREFORE, BE IT RESOLVED, that in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

AGREEMENT

1. Sale and Purchase of Securities. As of the date hereof, upon the terms and conditions set forth in this Agreement, Seller shall sell, transfer and assign to Buyer, and Buyer agrees to purchase, all of Seller’s right, title and interest in and to 2,187,500 shares of Atlas Class B Stock and 2,187,500 Atlas Holdings Units owned by Seller (collectively, the “Purchased Securities”). Buyer shall purchase the Purchased Securities for an aggregate amount equal to $16,350,000.00 (the “Purchase Price”). Buyer shall pay the Purchase Price by wire transfer of immediately available funds, in accordance with the wire transfer instructions designated in writing by Seller to Buyer. Upon delivery to Seller of the Purchase Price, Seller acknowledges and agrees that it shall have received payment in full for such Purchased Securities, that Seller no longer owns any interest in the Purchased Securities, and that Seller is not entitled to any further payment with respect to Seller’s ownership of the Purchased Securities.

2. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Organization. Seller (i) is duly organized and validly existing in good standing under the applicable laws of the State of Texas and (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged.

(b) Ownership. The Purchased Securities are directly owned of record and beneficially by Seller, and Seller has good and marketable title to the Purchased Securities, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (“Liens”) other than Liens arising out of, under or in connection with applicable federal, state and local securities laws (“Securities Liens”). On the date hereof, Seller will deliver to Seller good and marketable title to the Purchased Securities, free and clear of any Liens other than Securities Liens.

(c) Authorization. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been authorized by all necessary action on the part of Seller. No other action or approval is necessary for the execution, delivery or performance of this Agreement by Seller. Seller has full right, power, authority and capacity to execute, deliver and perform this Agreement, such other agreements and instruments as are contemplated hereby to which Seller is a party and the obligations of Seller set forth herein and therein. This Agreement has been duly executed and delivered by Seller. This Agreement and each other agreement and instrument to be executed or delivered by Seller constitutes, or will constitute when executed and delivered, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

(d) Conflicts. The execution, delivery and performance of this Agreement by Seller does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller or the Purchased Securities are subject.

(e) Enforceability. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

3. Acknowledgement; Survival. Seller acknowledges, agrees and represents to Buyer that (a) Seller is sophisticated in financial matters and is able to evaluate the risks and benefits of the sale of the Purchased Securities; (b) Seller has had an opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of Purchased Securities, has had full access to such other information concerning Buyer as Seller has requested, and has carefully read and fully understands the contents of this Agreement; (c) Seller has had the opportunity to consult with legal counsel regarding this Agreement; (d) Seller has adequate information concerning the business and financial condition of the Buyer, Atlas Parent and Atlas Holdings to make an informed decision regarding the transactions contemplated herein, (e) Seller has concluded that the transactions contemplated herein (i) are fully consistent with its investment needs, objectives and conditions, (ii) comply and are fully consistent with all investment policies, guidelines and restrictions applicable to the Seller, and (iii) are a proper and suitable course of conduct for the Seller; (f)(i) Seller has not requested, and does not request, Buyer to disclose to Seller any of the material information that Buyer may possess with respect to Atlas Parent, Atlas Holdings, their subsidiaries or the Purchased Securities, and (ii) Buyer shall have no liability to the Seller with respect to Buyer’s possession, or the non-disclosure to the Seller, of such material information; (g) in the event the value of the securities of Buyer or any of its direct or indirect subsidiaries increase at any point in the future, Seller will not have any right to receive any additional payment with respect to the Purchased Securities and (h) Seller is aware that (i) Buyer, and its affiliates, may have access to certain non-public information which may be material regarding Atlas Parent, its businesses, projections and results of operations and understands the disadvantage to which the

Seller is subject on account of the disparity of information as between Buyer and Seller, including without limitation, Atlas Parent’s results of operations and financial condition as of a date more recent than the most recently reported results; and (ii) such information may be indicative of a value of the Purchased Securities that is substantially different than the purchase price reflected in this Agreement. Seller acknowledges that (A) Buyer is relying on each of Seller’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the transactions contemplated hereby; and (B) without such representations, warranties and agreements, Buyer would not enter into this Agreement or engage in the transactions contemplated hereby. All representations and warranties of Seller contained in this Agreement will survive the execution and delivery of this Agreement. Seller hereby agrees to indemnify Buyer and any of its direct and indirect affiliates and subsidiaries and hold them harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys’ fees and expenses) incurred by them resulting from any breach of any representation, warranty, covenant or agreement made by Seller herein.

4. Consent to Transfer. Atlas Parent, on behalf of itself and as managing member of Atlas Holdings, hereby (a) acknowledges, approves and consents to the transfer of Purchased Securities to Buyer and any other transactions contemplated in this Agreement and (b) irrevocably waives any breach, default, termination, acceleration or similar of any charter, bylaws, limited liability company agreement, partnership agreement or any other governing or organizational documents of Atlas Parent, Atlas Holdings and their subsidiaries, arising in connection with or relating to such transfer of Purchased Securities or the other transactions contemplated in this Agreement. Buyer and Seller each hereby agree to execute and deliver all such instruments of conveyance and transfer and will take such further actions as Atlas Parent may reasonably deem necessary or desirable in order to transfer the Purchased Securities to Buyer and to carry out fully the provisions and purposes of this Agreement.

5. Waiver and Release. Seller, on behalf of itself, its affiliates, and its and their representatives, officers, directors, agents, partners, members, equityholders, employees, heirs, executors, administrators, successors and assigns (the “Seller Group”), hereby forever discharges, waives, relieves and releases Buyer, any of its direct and indirect subsidiaries and their direct and indirect subsidiaries and their respective predecessors, successors, assigns, affiliates and present and former representatives, officers, directors, agents, partners, members, equityholders and employees (the “Released Parties”) from any and all claims, causes of action, obligations and liabilities that Seller and the Seller Group may have which are related to the transactions contemplated by this Agreement as well as any claim with respect to the Purchased Securities. SELLER UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS WHICH ARE RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AS WELL AS ANY CLAIM WITH RESPECT TO THE PURCHASED SECURITIES. Seller hereby expressly waives and relinquishes all rights and benefits under any law of any jurisdiction of similar effect with respect to Seller’s release of any unknown or unsuspected claims Seller may have against the Released Parties.

6. Closing; Deliveries.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, TX

77002, simultaneously with execution of this Agreement; provided, however, that the parties hereto need not attend the Closing in person, and the delivery of all documents and funds as described in Section 6(b) may be handled by wire transfer and electronic mail or by other electronic transmission, as applicable. The Closing will be deemed effective as of 12:01 a.m. Central Time on the date hereof.

(b) At the Closing, Seller will deliver or cause to be delivered to Buyer:

(i) Form W-9. A properly completed and executed IRS Form W-9 for, and duly executed by, Seller;

(ii) Assignment. An assignment substantially in the form attached hereto as Exhibit A, duly executed by Seller;

(iii) Stock Power. A medallion guaranteed stock transfer power substantially in the form attached hereto as Exhibit B, duly executed by Seller, together with any other documentation necessary to effectuate the transfer of the Purchased Securities in a form satisfactory to the Buyer;

(iv) Side Letter Amendment. A counterpart to the Side Letter Amendment, duly executed by Seller and each of the other parties thereto, other than the Buyer Signatories;

(v) Officer’s Certificate. A duly executed certificate from an authorized officer of Seller certifying that the resolutions of the governing body of Seller approving this Agreement and the other agreements, documents, instruments and transactions contemplated hereby were duly adopted; and

(vi) Other Documents. All other documents that Buyer reasonably requests that Seller deliver to Buyer in connection with the consummation of the transactions contemplated by this Agreement.

(c) At the Closing, Buyer will deliver or cause to be delivered to Seller:

(i) Purchase Price. Payment of the Purchase Price in accordance with Section 1; and

(ii) Side Letter. A counterpart to the Side Letter Amendment, duly executed by each of (A) Holdings LP, (B) AS&M Holdings GP, LLC, (C) AS&M Management LLC, (D) Buyer, and (E) Arrow Environmental SPV, LLC (the persons named in clauses (A) through (E), collectively, the “Buyer Signatories”) .

7. Miscellaneous.

(a) Further Assurances. From and after the date hereof, and when requested by Buyer, Seller will, without further consideration, execute and deliver all such instruments of conveyance and transfer and will take such further actions as Buyer may reasonably deem necessary or desirable in order to transfer the Purchased Securities to Buyer and to carry out fully the provisions and purposes of this Agreement.

(b) Notices. Any notices or other communications required or permitted under this Agreement shall be made in writing and will be sufficiently given if delivered personally or sent by email with confirmed receipt, or by overnight courier, addressed as set forth on such party’s signature page or to such other address of which the applicable party hereto may have given written notice.

(c) Expenses. Each party hereto agrees to pay all of its expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement (including attorneys’ fees and expenses).

(d) Entire Agreement. This Agreement and the Side Letter Amendment constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.

(e) Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction will be applied against any person. The use of the word “including” in this Agreement will be by way of example rather than by limitation. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Whenever the context requires, any reference to any gender will be deemed to constitute the neuter, feminine or masculine genders.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Counterparts. This Agreement may be executed and delivered on any number of separate counterparts (including by .pdf or email), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h) Assignment. This Agreement is intended to bind and inure to the benefit of and be enforceable by Buyer and Seller and their respective successors and assigns; provided, that the rights and obligations of Seller under this Agreement will not be assignable without the prior written consent of Buyer.

(i) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each party hereto hereby (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party hereto is to receive notice in accordance with Section 7(b). Each of the parties hereto irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE EXIT EVENT OR THE SERVICES CONTEMPLATED HEREBY.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement on the day and year first above written.

BUYER:

AS&M SPV, LLC

By:	/s/ Chris Dillon
Name:	Chris Dillon
Title:	Authorized Person

Address:
AS&M SPV, LLC
c/o Bernhard Capital Partners
400 Convention St, Suite 1010
Baton Rouge, LA 70802
Attention:	Christopher Dillon
Mark Spender
Lucie Kantrow

Email:	chris@bernhardcapital.com
mark@bernhardcapital.com
lucie@bernhardcapital.com

Signature Page to Securities Purchase Agreement

SELLER:

PTE HOLDINGS, INC.

By:	/s/ David Miller
Name:	David Miller
Title:	President/CEO
Address:	1500 Broadway
Lubbock, TX 79401

Email:	david.miller@pavetex.com

Signature Page to Securities Purchase Agreement

ATLAS PARENT:

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Address:
13215 Bee Cave Parkway
Bldg. B, Suite 230
Austin, Texas 78738
Attention:	L. Joseph Boyer
Bradford Twombly
Ashley Foti

Email:	joe.boyer@oneatlas.com
brad.twombly@oneatlas.com
ashley.foti@oneatlas.com

Signature Page to Securities Purchase Agreement

Exhibit A

Form of Assignment

For value received, the receipt and sufficiency of which is hereby acknowledged, PTE Holdings, Inc. a Texas corporation (“Seller”) hereby sells, assigns and transfers unto AS&M SPV, LLC, a Delaware limited liability company, 2,187,500 common units representing limited liability company interests (“Common Units”) of Atlas TC Holdings LLC, a Delaware limited liability company (the “Company”), standing in Seller’s name on the books of the Company, and hereby irrevocably constitutes and appoints any officer of the Company as attorney to transfer such Common Units on the books of the Company with full power of substitution in the premises.

Dated: [__________], 2020

PTE HOLDINGS, INC.

By:
Name: Title:

MEDALLION SIGNATURE GUARANTEE:

Note: The signature(s) MUST be stamped with a Medallion Signature Guarantee by a qualified financial institution, such as a commercial bank, savings bank, savings and loan, U.S. stock broker and security dealer, or credit union, that is participating in an approved Medallion Signature Guarantee Program. (A NOTARY SEAL IS NOT ACCEPTABLE.)

Exhibit B

Form of Stock Transfer Power

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby sell, assign and transfer to AS&M SPV, LLC, a Delaware limited liability company, 2,187,500 shares of Class B Common Stock, par value $0.0001, of Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), standing in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint any officer of the Company as attorney to transfer the shares of the Company, with full power of substitution in the premises.

Dated: [__________], 2020

PTE HOLDINGS, INC.

By:
Name:
Title:

MEDALLION SIGNATURE GUARANTEE:

Note: The signature(s) MUST be stamped with a Medallion Signature Guarantee by a qualified financial institution, such as a commercial bank, savings bank, savings and loan, U.S. stock broker and security dealer, or credit union, that is participating in an approved Medallion Signature Guarantee Program. (A NOTARY SEAL IS NOT ACCEPTABLE.)